SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 17, 2009

SINO-GLOBAL SHIPPING
AMERICA, LTD.
(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36-09 Main Street
Suite 9C-2
Flushing, NY 11354
(Address of principal executive offices and zip code)

(718) 888-1814
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 17, 2009, the Registrant entered into an Agency Agreement (the “Agreement”) with Beijing Shou-Rong Forwarding Service Co., Ltd. (“Beijing Shou-Rong”), an affiliate of Capital Steel, a steel company in China.  Pursuant to the Agreement, the Registrant will serve as the port attending agent for all Chinese ports for Beijing Shou-Rong’s ships carrying iron ore.  The Agreement is effective as of January 1, 2010 and is an extension of the Agency Agreement that expired on December 31, 2009.  The Registrant has served as port attending agent for Beijing Shou-Rong for a number of years, and Beijing Shou-Rong is the Registrant’s largest customer.  The Agreement’s term runs from January 1, 2010 to December 31, 2011 and may be terminated on three months’ prior notice.

On January 15, 2010, the Registrant published a press release announcing the renewal of the Agreement with Beijing Shou-Rong.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.
	10.1	Agency Agreement dated December 17, 2009 between Sino-Global Shipping America, Ltd. and Beijing Shou-Rong Forwarding Service Co., Ltd.
	99.1	Press release dated January 15, 2010 titled “Sino-Global Renews Agency Agreement with Beijing Shou-Rong.”

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SINO-GLOBAL SHIPPING AMERICA, LTD.

By:	/s/ Cao Lei
Cao Lei
Chief Executive Officer

Dated:  January 15, 2010

EXHIBIT INDEX

Number	Description of Exhibit

10.1	Agency Agreement dated December 17, 2009 between Sino-Global Shipping America, Ltd. and Beijing Shou-Rong Forwarding Service Co., Ltd.
99.1	Press release dated January 15, 2010 titled “Sino-Global Renews Agency Agreement with Beijing Shou-Rong.”